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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan and the 1995 Director Stock Option Plan of Integrated Silicon Solution, Inc. of our report dated October 23, 1998 with respect to the consolidated financial statements and schedule of Integrated Silicon Solution, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

San Jose, California
April 23, 1999